UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On June 3, 2015, L-3 Communications Corporation (“L-3”), a wholly-owned subsidiary of L-3 Communications Holdings, Inc. (“Holdings”, and together with L-3, the “Company”), announced the retirement of John C. McNellis, Senior Vice President and President of L-3 Aerospace Systems. Mr. McNellis will remain employed by the Company for an interim period to assist with the transition of leadership responsibilities.

The Company announced that Mark Von Schwarz, 55, has been appointed Senior Vice President and President of the Company’s Aerospace Systems segment effective immediately. Prior to this position, Mr. Von Schwarz, a 15-year veteran of L-3, served as the president of the ISR and Aircraft Systems sector and Mission Integration division (MID) of L-3 Aerospace Systems. In his new role, Mr. Von Schwarz will report to Michael T. Strianese, L-3’s Chairman, President and Chief Executive Officer.

In connection with Mr. McNellis’ retirement from the Company, the Company entered into an agreement with Mr. McNellis, pursuant to which he will be entitled to, among certain other consideration: (1) continued base salary at his current annualized rate of $650,000 per year through his scheduled February 26, 2016 retirement date; (2) a pro-rata bonus for 2015, pro-rated to reflect service as an officer through the date of the retirement agreement, based on actual performance for 2015 and payable when 2015 bonuses are paid to other Company employees; (3) subsidized COBRA payments through December 31, 2016; and (4) continued vesting of his outstanding long-term incentive awards through his retirement date in accordance with the terms of the relevant award agreements. The agreement also provides for a general release of claims by Mr. McNellis in favor of the Company and a prohibition on Mr. McNellis soliciting the Company’s employees, customers or clients or engaging in competitive activities during the twelve month period following his retirement from the Company.

The foregoing summary of the agreement does not purport to be complete and is qualified in its entirety by reference to the agreement itself, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(D) EXHIBITS

Exhibit Number	Description

10.1	Retirement Agreement and General Release between Aerospace Systems Group, L-3 Communications Corporation and L-3 Communications Holdings, Inc. and John C. McNellis

99.1	Press release dated June 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
Name:	Allen E. Danzig
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: June 3, 2015